EXHIBIT 23.1
BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

High Ridge Commons
Suites 400 - 403
200 Haddonfield Berlin Road
Gibbsboro, NJ 08026

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
IElement Corporation
17194 Preston Road
Suite 102, PMB 341
Dallas, TX 75248

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 28, 2006, relating to the financial statements of IElement Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

August 31, 2006